Calculation of Filing Fee Tables
S-4
FARMERS NATIONAL BANC CORP /OH/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, without par value	Other	21,658,000		$ 272,391,000.00	0.0001381	$ 37,617.20
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 272,391,000.00		$ 37,617.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 37,617.20
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents an estimate of the maximum number of common shares, without par value, of Farmers National Banc Corp. ("Farmers") estimated to be issuable upon completion of the merger described herein. This number is based on the number of common shares, without par value, of Middlefield Banc Corp. ("Middlefield") outstanding and reserved for issuance as of November 18, 2025, including outstanding Middlefield equity awards, and an exchange ratio of 2.6 shares of Farmers common shares for each such Middlefield common share. (2) Pursuant to Rule 457(c) and (f)(1) under the Securities Act, and estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price was calculated as the product of (i) $32.70, the average of the high and low prices per common share of Middlefield as reported on The NASDAQ Capital Market on November 18, 2025 (within five business days prior to the date of this Registration Statement), and (ii) 8,330,000, the estimated number of common shares of Middlefield that may be exchanged in the merger, including outstanding Middlefield equity awards. (3) Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by .00013810.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
8,330,000	$ 32.70	$ 272,391,000.00			$ 272,391,000.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A